Amendment No. 11 to Amended and Restated Motor Vehicle Installment Contract

                           Loan and Security Agreement

     This Amendment is entered into by and between Ugly Duckling Corporation, successor in interest to Ugly Duckling Holdings, Inc. ("Ugly Duckling"), a Delaware corporation; Ugly Duckling Car Sales and Finance Corporation ("UDCSFC"), an Arizona corporation formerly known as Duck Ventures, Inc.; Ugly Duckling Credit Corporation ("UDCC") formerly known as Champion Acceptance Corporation, an Arizona corporation; Ugly Duckling Car Sales, Inc. ("Sales"); an Arizona corporation; Champion Financial Services, Inc. ("Champion"), an Arizona corporation; Ugly Duckling Car Sales Florida, Inc. ("Car Sales Florida"), a Florida corporation; Cygnet Financial Corporation ("Cygnet"), a Delaware corporation; Cygnet Support Services, Inc. ("Services"), an Arizona corporation; Cygnet Financial Services, Inc. ("Cygnet Services"), an Arizona corporation; Cygnet Financial Portfolio, Inc. ("Cygnet Portfolio"), an Arizona corporation; Ugly Duckling Portfolio Partnership, L.L.P. ("UDPP"), an Arizona limited liability partnership; Ugly Duckling Finance Corporation ("UDFC"), an Arizona corporation; and Ugly Duckling Portfolio Corporation ("UDPC") an Arizona corporation formerly known as Champion Portfolio Corporation (all of the foregoing entities collectively referred to herein as "Borrower"); and General Electric Capital Corporation, a New York corporation ("Lender").

                                    RECITALS

     A. Borrower and Lender are parties to an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated as of August 15, 1997, as amended by an Assumption and Amendment Agreement dated October 23, 1997, Amendment No. 1 dated December 22, 1997, Amendment No. 2 dated September 9, 1998, Amendment No. 3 dated January 18, 1999, Amendment No. 4 dated as of July 19, 1999, Amendment No. 5 dated August 16, 1999, Amendment No. 6 dated August 27, 1999, Amendment No. 7 dated November 30, 1999, Amendment No. 8 dated December 7, 1999, Amendment No. 9 dated December 8, 1999, and Amendment No. 10 dated March 6, 2000 (the Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement as so amended is referred to herein as the "Agreement") pursuant to which Lender agreed to make Advances to Borrower on the terms and conditions set forth in the Agreement.

     B. Borrower and Lender desire to amend certain provisions of the Agreement pursuant to the terms set forth in this Amendment.

     In consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

     1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such term(s) in the Agreement.

     2. Amendments to Agreement. Effective as of the date hereof, the Agreement is hereby amended as follows.

          a.) Loan Term: Right to Terminate. Section 2.3 of the Agreement is hereby amended in its entirety to read as follows:

               "Loan Term; Right to Terminate. Unless sooner terminated as hereinafter provided, this Agreement shall terminate without any notice requirement on June 30, 2001 if not renewed or extended by a mutual written agreement. Upon the occurrence of an Event of Default, Lender may, without prior notice to Borrower, immediately terminate this Agreement. A prepayment in full of the Loan shall be a termination of this Agreement. Notwithstanding termination of this Agreement in any manner, the Indebtedness shall be payable in accordance with this Agreement, and all rights and remedies granted to Lender hereunder or pursuant to applicable law shall continue until all obligations of Borrower to Lender have been fully paid and performed."

          b.) Borrowing Base. The definition of Borrowing Base in Section 16.0 of the Agreement is deleted and replaced in its entirety as follows:

               Borrowing Base: the amount equal to the lesser of (i) One Hundred Twenty-five Million Dollars ($125,000,000.00) minus the Loan Availability Cap, or (ii) an amount equal to (A) the lesser of the Securitization Net Proceeds Percentage or sixty five percent (65%) of the Outstanding Principal Balance of all Originated Eligible Contracts (but not to exceed one hundred fifteen percent (115%) of the NADA average wholesale Black Book value for all such Contracts in the aggregate) during the time they are included in the Borrowing Base pursuant to Section 3.1; plus (B) eighty-six percent (86%) of the Outstanding Principal Balance of all Champion Eligible Contracts (but not to exceed one hundred seven percent (107%) of wholesale Kelly Blue Book for all such Contracts in the aggregate) during the time they are included in the Borrowing Base pursuant to Section 3.1; plus (C) seventy-five percent (75%) of the Outstanding Principal Balance of all Seminole Eligible Contracts during the time they are included in the Borrowing Base pursuant to Section 3.1; plus (D) the Inventory Advance Value; plus (E) during the term of the Dealer Contract Facility, the Dealer Contract Advance Value; plus (F) fifty percent (50%) of the Outstanding Principal Balance of all DCT Eligible Contracts during the time the DCT Eligible Contracts are included in the Borrowing Base pursuant to Section 3.1. (G) forty and one-half percent (40.5%) of the Outstanding Principal Balance of all VAM Eligible Contracts during the time the VAM Eligible Contracts are included in the Borrowing Base pursuant to
               Section 3.1. At Lender's sole and absolute discretion following Borrower's request, Lender may agree to include Bulk Purchase Contracts as part of the Borrowing Base hereunder. The amount of advance against Bulk Purchase Contracts, if any, shall be at Lender's sole and absolute discretion. With respect to section
               (ii) (A) of this definition, compliance with the parenthetical test based on Black Book values shall be measured by Lender's sample of 100 or more Contracts and not on a Contract-by-Contract basis.

          c.) Securitization Net Proceeds Percentage. The following definition is added to Section 16.0 of the Agreement in proper alphabetical order:

               Securitization Net Proceeds Percentage: determined solely by Lender according to the following formula: The aggregate of [(Total Securitized Pool less any Securitization Reductions) divided by Total Securitized Pool] minus [75 basis points (.75%)], with the resulting number rounded to the nearest 1/100th of a percent.

          d.)  Securitization  Reductions.  The following definition is added to
               Section 16.0 of the Agreement in proper alphabetical order:

               Securitization Reductions: Reductions from the Total Securitized Pool including but not limited to reductions for credit enhancement certificates or notes, initial deposits to spread accounts, plus to the extent the following "Fees" deducted from the closing proceeds are greater the one percent (1.00%) of the Total Securitized Pool, placement agent fees, legal fees, insurer fees, and accounting fees.

          e.)  Total  Securitized  Pool.  The  following  definition is added to
               Section 16.0 of the Agreement in proper alphabetical order:

               Total Securitized Pool: The total dollar amount of the most recently closed securitization by Borrower.

     4. Incorporation of Amendment. The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. This Amendment, taken together with the unamended provisions of the Agreement which are affirmed and ratified by Borrower, contains the entire agreement among the parties regarding the transactions described herein and supersedes all prior agreements, written or oral, with respect thereto.

     5. Borrower Remains Liable. Borrower hereby confirms that the Agreement and each document executed by Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of Borrower's existing and future obligations to Lender. Nothing contained herein is intended, nor shall be construed, to be a novation or an accord and satisfaction of the outstanding liabilities or any of Borrower's other obligations to Lender.

     6. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona. ------------- Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

     8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of June 30, 2000.

GENERAL ELECTRIC CAPITAL
CORPORATION                                 UGLY DUCKLING CAR SALES, INC.

By: ________________________________        By:  ______________________________
Title:  ____________________________        Title:  ___________________________

UGLY DUCKLING CORPORATION
By:  _______________________________
Title: _____________________________





UGLY DUCKLING CAR SALES AND                 CHAMPION FINANCIAL SERVICES, INC.
FINANCE CORPORATION

By:     ____________________________        By: ________________________________

Title:  ____________________________        Title: _____________________________


UGLY DUCKLING CAR SALES FLORIDA,                     UGLY     DUCKLING CREDIT
INC.                                                 CORPORATION

By:    _____________________________        By:    _____________________________
Title:  ____________________________        Title: _____________________________


CYGNET FINANCIAL CORPORATION

By: ________________________________
Title: _____________________________


CYGNET SUPPORT SERVICES, INC.

By: ________________________________
Title: _____________________________


CYGNET FINANCIAL SERVICES, INC.             CYGNET FINANCIAL PORTFOILIO, INC.

By: ________________________________        By: ________________________________
Title: _____________________________        Title: _____________________________


UGLY DUCKLING PORTFOLIO                     UGLY DUCKLING FINANCE CORPORATION
PARTNERSHIP, L.L.P.

By: ________________________________        By: ________________________________
Title: _____________________________        Title: _____________________________


UGLY DUCKLING PORTFOLIO
CORPORATION

By: ________________________________
Title: _____________________________